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                                                                   EXHIBIT 10.20

                                      LEASE

LANDLORD: SDS Properties Liberty Lake L.L.C. (the "Landlord")

TENANT: Spectrum Integrated Services, Inc., a Texas corporation, d/b/a Software Spectrum (the "Tenant")

DATE OF LEASE: FEBRUARY 28, 2000

The Landlord hereby leases to the Tenant and the Tenant hereby leases from the Landlord, the premises described herein on the following terms and conditions:

1. PREMISES: The term "Premises" shall refer to the approximately 36,550 square feet of the building, commonly known as 22820 East Appleway, Liberty Lake, Washington and more specifically described in the floor plan attached hereto as Exhibit A, being a part of the real property situated in the unincorporated area of Spokane County, State of Washington, described as follows:

                                TR 1 BSP 87 - 18

         The parties understand and agree, however, that Tenant will not have full possession of the Premises, and therefore is not leasing the entire Premises, from the commencement of this Lease. The parties further agree that Tenant shall lease the Premises in accordance with the following schedule, and that, prior to August 1, 2000, the term "Premises" shall mean that portion of the above-referenced building actually leased by Tenant:

         (a) 16,615 square feet labeled as Areas No. 1 and 2 on Exhibit A commencing April 1, 2000;

         (b) an additional 9,038 square feet labeled as Area No. 3 on Exhibit A, commencing May 1, 2000; and

         (c) an additional 10,889 square feet labeled as Area No. 4 on Exhibit A, commencing August 1, 2000.

2. PARKING, COMMON AREAS AND ACCESS: The Tenant and its invitees shall have the non-exclusive right to the use of the common areas, including parking areas, sidewalks and such other areas and facilities Landlord, all subject to the terms and conditions of this lease and further subject to the rules and regulations for the use thereof as from time to time prescribed by the Landlord and provided to the Tenant in writing. Notwithstanding the foregoing, no rules or regulations prescribed by Landlord shall materially decrease Tenant's rights or increase Tenant's obligations hereunder. Landlord has the right, from time to time, to close any part of the common areas as may be necessary for the purposes of making improvements, performing maintenance or doing repairs; provided, however, that Landlord shall first provide Tenant with ten (10) business days written notice of such closure, and further provided that no such closure shall occur during Tenant's regular business hours. Landlord will at all times make available to the Tenant and its employees and invitees, reasonable access to the parking areas of the property on which the Premises are located, including, without limitation, at least 147 parking spaces. The parties agree and acknowledge that 17 of such spaces will be in the north lot (fronting Appleway Road), and that Landlord has applied for and is using its best efforts to secure a right to use such land for parking under a license agreement with Spokane County that can be revoked by Spokane County at its option. Landlord does not assume any liability or responsibility for loss of such parking spaces if Spokane County should revoke such privilege; if such privilege is revoked, the minimum number of parking spaces Landlord shall provide hereunder will be 130, and the parties will negotiate in good faith an appropriate adjustment in Rent payable hereunder as a result of such reduction in parking spaces.


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3.       CLEANING COMMON AREAS: The Landlord will cause the parking lot and other common areas to be maintained in good repair and in a clean, sanitary and safe condition and will cause snow and ice to be removed, all according to the general standards of the community. Landlord shall cause the sidewalks to be kept free from snow, ice and debris.

4. TERM OF LEASE: This lease shall commence April 1st, 2000 and shall terminate on the last day of March 31st, 2005.

5. SURRENDER ON TERMINATION: At the expiration of the term of this lease, or of any renewal or extension thereof, or on the earlier termination of this lease, the Tenant will surrender the leased premises in a clean and neat condition and in as good condition as when received, reasonable wear and tear and damage by fire and casualty excepted. The Tenant may remove its trade fixtures and if the Landlord so directs, shall remove its trade fixtures and if such fixtures are removed shall cause the Premises to be repaired or will pay to the Landlord such reasonable sum as will defray the cost of repair necessitated by such removal. Landlord shall have the right to advertise and place for rent or for sale signs on the premises within three months of the expiration of this lease.

6. HOLDING OVER: If the Tenant shall hold over after the expiration of this lease without a new lease having been entered into, then the Tenant shall be on a month-to-month tenancy, but otherwise on all of the same terms and conditions as provided in this lease except that all rents, including the base rent, and all additional charges, will be 20 percent greater than they were on a monthly basis immediately prior to the expiration of this lease.

7. RENT: "Rent" shall mean Basic Rent and Additional Rent, as defined herein:

         (a) BASIC RENT: The Tenant agrees to pay to the Landlord as basic rent ("Basic Rent") the following amounts which have been calculated in accordance with Exhibit D:

                         $13,222.77 PER MONTH BEGINNING APRIL 1ST, 2000 - APRIL 31ST, 2000 THEN,
                         $20,415.51 PER MONTH BEGINNING MAY 1ST, 2000 - JULY 31ST, 2000 THEN,
                         $29,087.71 PER MONTH BEGINNING AUGUST 1ST, 2000 - SEPTEMBER 30TH, 2001 THEN,
                         $29,818.71 PER MONTH BEGINNING OCTOBER 1ST, 2001 - MARCH 31ST, 2003 THEN,
                         $30,571.64 PER MONTH BEGINNING APRIL 1ST, 2003 - SEPTEMBER 30TH, 2004 THEN,
                         $31,347.16 PER MONTH BEGINNING OCTOBER 1ST, 2004 - MARCH 31ST, 2005

         (b) ADDITIONAL RENT: Beginning January 1, 2002, as additional rent, the Tenant will pay one hundred percent (100%) of the amount by which the real property taxes and fire insurance premiums on the Premises for the year 2002 exceed the amount of such taxes and premiums for the base year 2001 (the "Additional Rent"). Landlord shall furnish Tenant with a written statement of the Estimated Additional Rent for the Premises on or before December 1, 2001 and each December 1 thereafter. Tenant shall pay Landlord the Additional Rent in equal monthly installments, based upon the Estimated Additional Rent provided by Landlord. Within ninety (90) days after the close of each calendar year during the lease term during which Tenant is paying Additional Rent, the Landlord shall deliver to the Tenant a written statement setting forth the Actual Additional Rent for the preceding calendar year. If such Actual Additional Rent exceeds the Estimated Additional Rent for such year, Tenant shall pay the amount of such excess to Landlord as Additional Rent within forty-five (45) days after receipt of such statement by Tenant. If such statement shows such costs to be less than the Estimated Additional Rent, then the amount of such overpayment by Tenant shall be credited by Landlord to the next immediate Rent payable by Tenant. Tenant shall have the right, at Tenant's expense, to audit Landlord's books and records regarding Actual Additional Rent. If the audit reveals that Landlord's statement is determined to be in error by more than three percent (3%), the amount of Additional Rent payable by Tenant shall be recalculated based on the results of such audit. If this lease terminates during the middle of a calendar year, the amount of any adjustment between Actual Additional Rent and Estimated Additional Rent with respect to the year in which such termination occurs shall be prorated. Any amount payable by Landlord to Tenant or by Tenant to Landlord with respect to such adjustment shall be payable within forty-five (45) days of the delivery by Landlord to Tenant of the Statement of Actual Additional Rent with respect to such year.


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8.       PAYMENT OF RENT: All Rent and other sums due to the Landlord under the provisions of this lease shall be paid to the Landlord or agent. Rent shall be considered paid when received in good funds by the Landlord or his authorized agent at STS Properties Liberty Lake L.L.C. c/o SDS Realty, 202 East Trent, Spokane, Washington 99202. All Rent shall be paid in advance on the first business day of each calendar month. The Rent for any partial month at the beginning or ending of this lease shall be pro-rated on a daily basis. Any Rent not paid within 5 days of the due date shall be subject to interest at the rate of ten percent (10%) or the maximum rate allowed by law, whichever is greater, with said interest to be paid at the same time the Rent is paid. All Rent paid shall apply to the first Rent coming due.

9. TENANT DEPOSIT: The Landlord acknowledges receipt from the Tenant of the sum of $25,000.00, which sum will be retained by the Landlord and held in escrow as a deposit to guarantee performance by the Tenant of all the Tenant's obligations under this lease. If, after the completion of the first year of this lease, the Tenant is not indebted to the Landlord for any past-due rent, the Landlord will apply the deposit to the next month's Rent when such Rent becomes due or otherwise will refund such deposit to the Tenant. The amount of the deposit, or the retaining of the deposit, does not in any way limit the rights of either of the parties or any other legal remedies which they may have.

10. INTEREST ON DELINQUENCIES: Any delinquent rent or other charges owed by the Tenant shall bear interest from the date due until paid at the maximum rate allowed by law.

11. UTILITIES AND COMMON AREA EXPENSES: The Tenant shall arrange and be responsible and pay for gas, electricity, heat, air conditioning, janitorial and window cleaning used by Tenant. The Landlord shall be responsible for and pay property taxes and insurance, refuse removal, water, sewer, snow removal, landscape maintenance and all other common area expenses. These expenses will be paid by the Landlord and are included in the monthly Basic Rent per Paragraph 7(a). Landlord shall not be liable for the failure of any such services for any reason whatsoever, unless due to Landlord's failure to arrange or pay for such services, or Landlord's negligence.

12. SIGNS: The Tenant may maintain such individual signs as are consistent with the general design and decor of the area and are approved by the Landlord prior to their erection, which consent shall not be unreasonably withheld or delayed. If, with the Landlord's approval, the Tenant's signs are integrated with the general identifying sign established by the Landlord, then Tenant will be responsible for the maintenance of its sign, but for that purpose must engage the sign company designated by the Landlord. Signing within the Premises shall be subject to the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed.

13. PREMISES NOT COMPLETED: The parties hereto agree and acknowledged that at the time of entry into this lease, the Premises have not been completed, and the Landlord agrees that it will complete the Premises in accordance with paragraph 61 below.

14. USE OF PREMISES: The Premises will be used by the Tenant only for the following purpose of office space and a telephone call center and for such other lawful purpose as may be consented to by the Landlord in writing, which consent shall not be unreasonably withheld or delayed.

15. SOLICITATIONS OF HANDBILLS: The Tenant will not solicit business or distribute handbills in any common areas.

16. MUSIC, NOISE: The Tenant will not broadcast announcements, music or otherwise in a manner that can be heard outside of the Premises.

17. FIRE RISK: The Tenant shall not engage in any activity nor store any materials which are prohibited by law or regulation or the rulings of the fire district or the fire marshal or the reasonable regulations promulgated by the Landlord and communicated to Tenant in writing. If, with the consent of the Landlord, the Tenant


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         lawfully maintains any material which increases the fire insurance rates, the Tenant shall pay such increased cost to the Landlord on written demand.

18. REPAIRS AND MAINTENANCE BY LANDLORD: The Landlord shall be responsible for the maintenance and repair of the roof, walls, foundation, and structural parts of the Premises, provided that the Tenant shall be liable for any damage thereto occasioned by the Tenant's use and occupancy of the Premises or by the negligence of the Tenant, its agents or employees or invitees.

19. MAINTENANCE AND REPAIRS BY TENANT: The Tenant shall, at his own expense, keep and maintain the interior of the Premises in a neat, clean condition and in good repair including promptly replacing any broken or cracked window glass including glass located in both interior and exterior walls or partitions. Tenant shall replace all necessary lighting ballasts, bulbs or tubes and furnace filters. The Tenant shall be responsible for the maintenance and repair of the heating and cooling systems, interior plumbing and electrical systems; provided, however, that Tenant shall have no responsibility for the maintenance and repair of such systems until Landlord has provided Tenant with a certificate of an independent inspector, reasonably satisfactory to Tenant, that such systems are in reasonably good operating condition.

20. TENANT REPAIRS BY LANDLORD: If the Tenant fails or refuses to perform any repair or maintenance required of it under this lease promptly after written notice from the Landlord, then the Landlord may make or cause to be made such repairs or maintenance, and the Tenant will promptly reimburse the Landlord therefor.

21. TENANT ALTERATIONS: The Tenant shall have the right to make alterations, additions and improvements to the interior of the Premises, according to designs approved by the Landlord in writing, which approval shall not be unreasonably withheld or delayed. No structural alterations may be made by Tenant without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed. Any alterations, additions and improvements which may be made or installed by Tenant shall remain upon the Premises and, at the termination of this lease, shall be surrendered with the Premises as a part thereof, provided, however, that all personal property, fixtures and equipment placed on the Premises by the Tenant may or shall be removed as herein provided. Any increase in real estate taxes resulting from Tenant alterations or improvements shall be paid by Tenant as Additional Rent. Notwithstanding the foregoing, Tenant shall have the right to make nonstructural alterations which do not exceed Ten Thousand Dollars ($10,000) in any one instance and minor decorations to the Premises, without obtaining Landlord's written consent, but Tenant shall deliver to Landlord copies of all plans and drawings related to any such alterations. Further, Tenant shall have the right to construct an underground trench from the Premises to the edge of the property on which the Premises are situated, as reflected in the plans attached hereto as Exhibit B.

22. INSURANCE DURING ANY TENANT CONSTRUCTION: In the performance of any such alterations or improvements by Tenant under paragraph 21, the Tenant will carry public liability insurance and workman's compensation insurance and will in all respects comply with all applicable laws and regulations and will indemnify and save the Landlord harmless from any liens for labor, materials, or supplies which may arise by reason of such alterations or improvements.

23.      LIABILITY INSURANCE AND INDEMNITY:

         (a) BY TENANT: The Tenant agrees to secure and maintain property damage insurance and personal liability insurance with limits of at least $100,000 property damage and $1,000,000/$3,000,000 bodily injury, naming the Landlord and Landlord's agent as an additional insured and providing the Landlord or his agent with a certificate of insurance in force including the name of the insurance company, the effective date of the policy, coverage and limits provided. Said insurance shall require 30 days notification to Landlord by the insurance company prior to cancellation. The Tenant agrees to indemnify and save the Landlord and Landlord's agent harmless from and against any and all claims of any nature whatsoever arising from any act, omission or negligence of the Tenant or the Tenant's contractors, licensees, agents, servants, employees or invitees or arising from any accident, injury or damage caused to any person or property occurring in or about the Premises if such accident, damage or injury is claimed to have resulted from an act for which the


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                  Tenant is allegedly responsible; except to the extent that any such accident, damage or injury results from the negligence or acts or omissions of the Landlord. This indemnity and hold harmless agreement includes reasonable costs and reasonable expenses of defense.

         (b) BY LANDLORD: The Landlord agrees to secure and maintain in full force and effect adequate insurance for damage to or destruction of the building in which the Premises are located, in such amounts as may be reasonably satisfactory to both parties. Landlord will provide Tenant with a certificate of insurance evidencing such coverage as soon as practicable following the execution of this lease, but in any event by April 1, 2000.

24. TENANT RISK: The Tenant will use and occupy the leased premises and the common areas with respect to which it has a right of use at its own risk and agrees that the Landlord shall have no responsibility or liability for any loss or damage sustained by the Tenant including loss or damage of or to its fixtures or its personal property, except to the extent caused by the negligence or acts or omissions of the Landlord.

25. WAIVER OF SUBROGATION: Each party hereto waives any and every claim which arises or may arise in its favor and against the other party hereto during the term of this lease or any renewal or extension thereof for any and all loss of, or damage to, any of its property located within or upon, or constituting a part of, the premises leased to Tenant hereunder, which loss or damage is covered by valid and collectible fire and extended coverage insurance polices, to the extent that such loss or damage is recoverable under said insurance policies. Said mutual waivers shall be in addition to, and not in limitation or derogation of, any other waiver or release in this lease with respect to any loss of, or damage to, property of the parties hereto. In as much as the above mutual waivers preclude the assignment of any aforesaid claim by way of subrogation (or otherwise) to an insurance company (or any other person), each party hereto hereby agrees immediately to give each insurance company which has issued to it policies of fire and extended coverage insurance, written notice of the terms of said mutual waivers, and to have said insurance policies properly endorsed, if necessary, to prevent the invalidation of said insurance overages by reason of said waivers.

26. DAMAGE OR DESTRUCTION: If the Premises shall be damaged, destroyed or rendered untenantable by fire or other casualty, either wholly or in part, such that Tenant cannot reasonably continue to carry out its business activities from the Premises until such damage is repaired, which repairs Landlord reasonably believes can be carried out within one hundred eighty (180) days from the casualty, and provided such repairs do not actually require more than two hundred ten (210) days from the date of the casualty to be completed, then this lease shall not terminate as a result of such casualty. In the event that Landlord does elect to rebuild or repair said Premises, it shall give notice to Tenant within thirty (30) days of such casualty having occurred, and will proceed diligently and with all reasonable dispatch to make and complete such repairs or to rebuild. Otherwise, each party may, by written notice to the other, either (a) terminate this lease within sixty (60) days after (i) such casualty or (ii) the end of such two hundred ten (210) day period, as applicable; or (b) keep this lease in effect, in which case Landlord shall restore the Premises to their previous condition. During any period in which any part or all of the Premises is destroyed or untenantable, Basic Rent and any Additional Rent shall be abated in the same proportion as the untenantable portion of the Premises bears to the whole thereof. If this lease is terminated as a result of any such damage or destruction, the lease shall be considered terminated as of the date of said casualty.

27. ASSIGNMENT AND SUBLETTING: The Tenant shall not assign or sublet the whole or any part of the Premises without the prior written consent of the Landlord, which consent shall not be unreasonably withheld or delayed, and in giving or withholding consent, the Landlord will take into consideration the effect of such assignment or subletting on the entire property described above. In the event that consent is given to an assignment or subletting, the Tenant shall nevertheless remain liable to the Landlord for the full amount of rent due according to the terms of this lease and the Tenant's liability shall continue despite any modification in this lease which shall be made at the request of, or by agreement with, any assignee or sub-Tenant.

         In the event that the Tenant should desire to assign this lease or sublet the Premises or any part thereof, the Tenant shall give the Landlord written notice at least thirty (30) days in advance of the date on which Tenant desires to make such assignment or sublease, which notice shall specify: (a) the name and business


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         of the proposed assignee or sublessee, (b) the amount and location of the space affected, (c) the proposed effective date and duration of the subletting or assignment, and (d) the proposed rental to be paid to Tenant by such sublessee or assignee. Landlord shall then have a period of fifteen (15) days following receipt of such notice within which to notify Tenant in writing that Landlord elects either (i) to permit Tenant to assign or sublet such space, or (ii) to withhold consent to Tenant's assignment or subleasing such space and to continue this Lease in full force and effort as to the entire Premises.

         If Tenant is a corporation, then any transfer of this Lease by operation of law, merger, consolidation or liquidation shall constitute an assignment for the purpose of this paragraph; provided, however, that as long as Tenant is a publicly owned company, Landlord's consent to an assignment of this Lease will not be required as a result of merger, consolidation or liquidation, or any change in the ownership of, or power to vote, the majority or controlling interest of Tenant's outstanding voting stock unless: (a) such change is the result of any reorganization or merger by which the Tenant's rights under this Lease are transferred to a subsidiary or affiliate or any other entity in which Tenant has controlling interest (in which case Tenant agrees to guaranty performance under this Lease and upon receipt of such guaranty, in form and content satisfactory to Landlord, Landlord's consent will automatically be deemed to be given) or (b) such change results from Tenant's merger with, or purchase by, any competitor of Landlord.

         Notwithstanding the foregoing, the Landlord's consent to an assignment of this lease will not be required for any assignment to Tenant's ultimate parent company or to any entity that is a wholly-owned subsidiary of the Tenant's ultimate parent company.

28. LANDLORD'S RIGHT OF ENTRY: The Landlord and its authorized agent shall have the right to enter the Premises during normal business hours for the purpose of inspecting the general condition and state of repair of the Premises and for the purpose of making any repairs required of the Landlord; provided, that the Landlord first gives Tenant twenty-four
         (24) hours written notice of its intent to enter. Further, during any period of month-to-month tenancy and during the final three (3) months of the term of this lease (or any renewal thereof) upon twenty-four
         (24) hours written notice, the Landlord and its authorized agent shall have the right to enter the Premises to show the Premises to any prospective tenant, unless Tenant has renewed this lease. Landlord shall indemnify and hold Tenant harmless from and against all loss, cost, expense, claim or damage arising from any negligent act or omission of Landlord or any employee, agent or invitee of Landlord while in the Premises.

29. EMERGENCY ENTRY: In the event of an emergency the Landlord and its authorized agents or public authorities shall have the right to enter the Premises at any time to prevent damage to the Premises or other parts of the above described property or to preserve the public peace. Landlord shall have a key to the Premises; if the Tenant changes locks, Tenant shall provide Landlord new keys. Landlord shall indemnify and hold Tenant harmless from and against all loss, cost, expense, claim or damage arising from any negligent act or omission of Landlord or any employee, agent or invitee of Landlord while in the Premises.

30. SUBSTANTIAL CONDEMNATION: If during the term of this lease or any extension or renewal thereof, all or a substantial part of the Premises should be taken for any public or quasi-public use under any governmental law, ordinance or regulation or by right of eminent domain, or should be sold to the condemning authority under threat of condemnation, this lease shall terminate, effective as of the date of taking said premises by the condemning authority or purchaser, and Tenant shall have no further obligations hereunder, including any obligation to pay Rent, from such effective date forward.

31. PART CONDEMNATION: If less than a substantial part of the Premises shall be taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain, or should be sold to the condemning authority under threat of condemnation, this lease shall not necessarily terminate but the Landlord may forthwith, at its sole expense, restore and reconstruct the buildings and other improvements situated on the Premises provided such restoration and reconstruction shall make the same reasonable Tenantable and suitable for the uses for which the Premises are leased as provided above. The rent payable hereunder during such reconstruction and the unexpired portion of this lease shall be adjusted equitably. If the Landlord does not so restore or reconstruct, this lease shall then terminate with any obligation of one party to the other ended.


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32.      PROCEEDS OF CONDEMNATION: The Landlord and Tenant shall each be entitled to receive and retain such separate awards and portions of lump sum awards as may be allocated to their respective interests in any condemnation proceedings. The termination of this lease shall not affect the rights of the respective parties to such awards.

33. DEFAULT BY TENANT: The following events shall constitute events of default by Tenant:

         (a) The failure of the Tenant to pay any installment of rent or any other sums which are due from the Tenant to the Landlord in accordance with any provisions of this lease within 5 days after written notice from Landlord;

         (b) The failure of the Tenant to comply with any term, condition or covenant of this lease if the same is not remedied within 30 days after written notice from the Landlord, or, if such failure cannot reasonably be remedied within 30 days, if the Tenant shall not have commenced remedial action within 30 days and thereafter pursued remedial action with diligence and dispatch;

         (c) If the Tenant shall become insolvent or shall make a transfer in fraud of creditors or shall make a general assignment for the benefit of creditors or commit any act of bankruptcy;

         (d) If the Tenant shall file a petition under any section or chapter of the bankruptcy laws of the United States of America or shall be adjudged a bankrupt or insolvent in any proceedings filed by or against the Tenant; or

         (e) If a receiver shall be appointed for the Tenant or for all or substantially all of the assets of the Tenant.

34. REMEDIES OF THE LANDLORD: Upon the occurrence of any such event of default by the Tenant, the Landlord shall have the option to pursue any one of the following remedies without further notice or demand:

         (a) Terminate all rights of the Tenant under this lease, in which event the Tenant shall immediately surrender the Premises to the Landlord and if the Tenant fails to do so the Landlord may, without prejudice to any other remedy, enter upon the Premises by any lawful means and remove the Tenant and its property therefrom or retain the property asserting whatever lien for rent the Landlord may have upon such property, and the Tenant agrees to pay to the Landlord upon demand the amount of all loss or damage which the Landlord may suffer by reason of such termination whether through inability to relet the premises on the same or more favorable terms to the Landlord or otherwise; or

         (b) The Landlord may enter upon the Premises and do or perform whatever the Tenant was obligated to do under the terms of the lease and the Tenant shall forthwith reimburse the Landlord the cost thereof and the Landlord shall, in such event, incur no liability to the Tenant for any such action, whether caused by the negligence of the Landlord or otherwise.

35. ATTORNEY FEES: In pursuing any remedies (including the giving of notices of default) the prevailing party shall be entitled to recover from the other party all of its costs and reasonable expenses incurred, including reasonable attorney fees, through and including appeal. The pursuit of any remedy provided by this lease shall not limit or preclude any other remedies provided by law.

36. RENTS AFTER DEFAULT: If this lease shall be terminated as herein provided, the Tenant shall nevertheless remain liable for all rents due the Landlord and agrees to pay the same on the dates that the same are due, together with all other sums due the Landlord as provided herein, but less the net amount of any rents which the Landlord may receive as result of reletting all or any part of the leased premises. In the alternative at the election of the Landlord, the Landlord may recover from the Tenant as damages such a sum as, at the time of such termination, represents the amount of the excess, if any, of the then present value of the total rents reserved from the remainder of the lease term, less the amount of the reasonable rental value of the premises for the remainder of the lease term.

37. QUIET ENJOYMENT: The Tenant, subject to the terms of this lease and on payment of the rent reserved and other sums due the Landlord as herein provided, and upon observing, keeping and performing all of the terms and conditions of this lease required of the Tenant, shall peaceably and quietly have, hold and enjoy the Premises during the full term of this lease and any extension or renewal hereof, provided that with respect to any services to be furnished by the Landlord, the Landlord shall in no event be liable for failure to furnish the same if prevented from so doing by strike, walkout, unavailability of labor or supplies or other cause beyond the Landlord's reasonable control or for any cause due to the act or neglect of the Tenant or its agents or employees or any person claiming by, through or under the Tenant.

38. SUCCESSOR LANDLORD: Any covenants and agreements binding upon the Landlord as provided in this lease shall be binding upon the Landlord only with respect to and during his ownership of the premises, and if the ownership of the premises shall be transferred, then from and after the effective date of the transfer all obligations of the Landlord shall be the sole obligation of the successor Landlord.

39. MORTGAGES: The Landlord has full authority to subordinate the interest of the Tenant to any mortgage, deed of trust or other lien placed upon the Premises and the Tenant will, upon receipt of a reasonable request from Landlord, execute any subordination instruments as may be appropriate to carry out this subparagraph provided that in such subordination this lease shall be recognized by the mortgagee or beneficiary under a deed of trust, and the rights of the Tenant shall remain in full force and effect during the term of this lease so long as the Tenant shall continue to perform all of its agreements under this lease.

40. WAIVER OF DEFAULT: No waiver by the parties hereto of any default or breach of any term, condition or covenant of this lease shall be deemed to be a waiver of any subsequent default of breach of the same or any other term, condition or covenant of this lease

41. DEFAULT BY LANDLORD: Landlord shall in no event be in default in the performance of any of its obligations under this lease unless (a) Landlord has received written notice of its default from the Tenant and
         (b) Landlord either (i) has failed to perform such obligation within 30 days after receipt of such notice or (ii) if such obligation can not reasonably be performed within such thirty (30) day period, has failed to commence performance of such obligation and/or to diligently pursue completion of such performance within such thirty (30) day period.

42. APPLICABLE LAW: This lease shall be construed and enforced according to the laws of the State of Washington, without regard to the conflicts of law principles thereof, and the venue of any action brought with respect to this lease may be laid in Spokane County, Washington.

43. FORCE MAJEURE: Landlord or Tenant shall not be required to perform any term, condition or covenant in this lease so long as such performance is delayed or prevented by force majeure, which shall mean Acts of God, strikes, lockouts, material or labor restrictions by any governmental authority, civil riot, floods and any other cause not reasonably within the control of Landlord or Tenant and which, by the exercise of due diligence, Landlord or Tenant is unable, wholly or in part, to prevent or overcome.

44. EXHIBITS: All exhibits, attachments, annexed instruments and addenda referred to herein shall be considered a part hereof for all purposes with the same force and effect as if copies at full length herein. The following exhibits are part of this lease: Exhibit A, Exhibit B, and Exhibit C.

45. USE OF LANGUAGE: Words of any gender used in this lease shall be held and construed to include any other gender, and words in the singular shall be held to include the plural, unless the context otherwise requires.

46. CAPTIONS: The captions or headings of paragraphs in this lease are inserted for convenience only, and shall not be considered in construing the provisions hereof if any questions of intent should arise.

47. SUCCESSORS: The terms, conditions and covenants contained in this lease, shall apply to, inure to the benefit of, and be binding upon the parties hereto and their respective successors in interest and legal representatives except as otherwise herein expressly provided. All rights, powers, privileges, immunities and duties of Landlord under this lease, including but not limited to any notices required or permitted to be delivered by Landlord to Tenant hereunder, may, at Landlord's option, be exercised or performed by Landlord's agent or attorney.

48.      TIME IS OF THE ESSENCE.

49. NOTICES: Any notice or document required or permitted to be delivered pursuant to this lease shall be deemed to have been delivered, whether actually received or not, when the same is deposited in the United States Mail, first class, postage prepaid, registered or certified mail, return receipt requested, addressed to the Landlord or the Tenant at his address stated below, or at such other address as may have been specified by notice given herein provided. Notice given in any other manner shall be effective only if given in the manner in which legal process may be served provided by law or if receipt thereof is acknowledged in writing.

         (a) LANDLORD'S ADDRESS: SDS Properties Liberty Lake L.L.C. c/o SDS Realty, 202 East Trent, Suite 202 Spokane, WA 99202.

         (b) TENANT'S ADDRESS: Software Spectrum, 2140 Merritt Drive, Garland, Texas 75041, Attention: Facilities Director, with a copy to General Counsel at the same address.

50. TELEPHONE SERVICE: Tenant shall, at his own expense, install and maintain his own telephone service.

51. TENANT'S AGENT: Larry Callahan is designated as Tenant's agent with respect to this lease, until Landlord is notified in writing of change.

52. ESTOPPELS: If requested by Landlord, Tenant shall execute estoppel certificates stating the status of this lease.

53.      RIDERS: None.

54. LANDLORD'S IMPROVEMENTS: Prior to April 1, 2000, Landlord shall, at its own expense, undertake the modifications, decoration and improvements (the "Improvements") described and detailed on Exhibit C of this lease. Landlord's plans and specifications for such Improvements are attached as part of Exhibit C. If Landlord does not complete the Improvements prior to April 1, 2000, then Landlord and Tenant shall negotiate in good faith an equitable abatement of Rent during the time from April 1, 2000 until such Improvements are complete, but in no event will the commencement date and expiration date of this lease be extended or adjusted as a result of such delay.

55. ENVIRONMENTAL: Landlord shall comply, and take all necessary actions to cause the building to comply, with all applicable federal, state and local requirements relating to the protection of public health, safety and welfare, and with all applicable environmental laws relating to the building. Landlord is responsible for, and agrees to hold harmless, indemnify and defend Tenant from any and all claims, costs and liabilities related to the presence of toxic or hazardous substances, in or on the leased premises or the building, unless caused by Tenant. Tenant shall comply, and take all necessary actions to cause its operations on the Premises to comply, with all applicable federal, state and local requirements relating to the protection of public health, safety and welfare, and with all applicable environmental laws relating to the Premises. Tenant is responsible for, and agrees to hold harmless, indemnify and defend lessor from any and all claims, costs and liabilities related to Tenant's delivery of toxic or hazardous substances onto the Premises of Tenant's acts which solely result in the violations of any such laws. The indemnification obligations set forth in this paragraph shall survive the termination or expiration of this lease.

56. OPTION TO EXTEND: Landlord hereby grants to Tenant an option to extend the term of this lease, upon the same terms and conditions, for one (1) renewal term of five (5) years (except that the Basic Rent shall be adjusted in accordance with this paragraph), which extended term shall commence on April 1st, 2005, and end on March 31st, 2010. The monthly Basic Rent for such renewal term shall be negotiated by Tenant and Landlord, acting in good faith. Tenant shall exercise its option to extend no later than 150 days prior to the expiration of the current term by delivery of written notice to Landlord of Tenants decision to extend the lease. In the event that the Tenant is in default of any of the terms and conditions of said lease then this option to extend shall be void and non-binding by the Landlord.

57. AUTHORIZED SIGNERS: The person signing this Agreement on behalf of the Tenant and on behalf of the Landlord, respective, specifically represents that he or she has the authority to do so.

             [The remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, this lease, consisting of this and the 10 preceding pages, on the date first written on page one hereof was executed at Spokane, Washington by the Landlord and the Tenant. The riders and exhibits referred to herein are incorporated into this document by this reference.

LANDLORD: SDS PROPERTIES LIBERTY LAKE     TENANT: SPECTRUM INTEGRATED SERVICES,
L.L.C.                                    INC., D/B/A SOFTWARE SPECTRUM

By: /s/ STEVE SCHMAUTZ                    By: /s/ ROBERT D. GRAHAM
    ---------------------------------         ----------------------------------

Name: Steve Schmautz                      Name: Robert D. Graham
      -------------------------------           --------------------------------

Title: Gen Ptnr                           Title: Vice President
       ------------------------------            -------------------------------



STATE OF WASHINGTON   )
County of Spokane     ) ss.
                      )

         On this 10th day of March, 2000, before me, the undersigned, a Notary Public in and for the State of Washington, duly commissioned and sworn, personally appeared Steve Schmautz to me known to be the Gen Ptnr of SDS Properties Liberty Lake L.L.C., the limited liability company that executed the foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said limited liability company, for the uses and purposed herein mentioned, and on oath stated that he is authorized to execute the said instrument.

Witness my hand and official seal hereto affixed the day and year first written above.


/s/ SHERI L. MYERS                   Sheri L. Myers
---------------------------------------------------
Notary Public in and for the State of Washington

Residing at Spokane County
            --------------
Commission Expires 9/15/00
                   -------

STATE OF TEXAS        )
County of Spokane     ) ss.
                      )

         On this 14th day of March, 2000, before me, the undersigned, a Notary Public in and for the State of TEXAS, duly commissioned and sworn personally appeared Robert D. Graham to me known to be the Vice President of Spectrum Integrated Services, Inc., d/b/a Software Spectrum, the corporation that executed the foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he is authorized to execute the said instrument.

Witness my hand and official seal hereto affixed the day and year first written above.

/s/ CHRISTI M. BAKER                 Christi M. Baker
-----------------------------------------------------
Notary Public in and for the State of Texas

Residing at Dallas County
            -------------
Commission Expires 9/16/02
                   -------

                                    EXHIBIT A

                             FLOOR PLAN OF PREMISES

[A diagram setting forth a floor plan of the premises subject to the lease is attached.]

                                    EXHIBIT B

                            SPECIFICATIONS FOR TRENCH

[A diagram setting forth the specifications for the Trench to be constructed is attached.]

                                    EXHIBIT C

                             LANDLORD'S IMPROVEMENTS

The requirement of these improvements is to meet any applicable federal, state or local code, including, without limitation, all requirements under the Americans With Disabilities Act, as amended. In addition, Landlord will ensure that the improvements outfit the Premises with such additional supply of electricity, restrooms, HVAC, and emergency exits as are necessary to adequately support 355 people and equipment (including, without limitation, two desktop computers per person). The improvements shall be as detailed herein.

                                      DOORS

1. Convert all exterior doors (except three employee entrances, exit to patio and front entrance) to emergency exits: add signs stating "Emergency Exit Only - Alarm Will Sound"

2. Rekey building with Keymark master system; specifics to be provided by Tenant. Keys to be duplicated only by Tenant's Facilities Manager.

3. Change double doors in southwest office (server room) to one with locking pin, one with always-locked handle.

4.       Add storefront door to south break room (non-locking).

5.       Add locking (single) door to southeast (non-brick) storage room.

6.       Remove east door (fill in wall) of 12'x23' conference room.

7.       Remove door to hallway towards server/wiring room.

8. Change patio door and three employee entrance doors to industrial strength, half-lites with safety glass.

                                      WALLS

1. Closet electrical areas along north wall of Areas 4, 3 and 2, and along the west wall of Area 2, all with double door entrance hinged to 270 degrees; add door stops and hooks.

2. Drywall, seal, prime and paint throughout, to include some accent walls, color to be specified by Tenant. Remaining paint to be left on premises.

3. Add 6'x10' vestibule for employee entrance, southwest doors of Area 2 and 3, and southeast door of Area 4.

4. Remove existing door on south wall of Area 2; replace adjacent overhead door with double doors, opening north.

5.       Remove 31'x12' room in Area 3.

6. Install accordion-style partition wall to create two equal-size rooms in the southeast room of Area 3.

7. Install walls in northwest corner of Area 3 to include existing overhead door to create a delivery room. Double doors along east wall.

8.       Closet existing ladder along north wall of Area 3.

9. Install walls along east wall of Area 4 restrooms for janitor closet, to include sink. Move water fountain to north wall outside new room.

10.      Remove several walls in Area 4 as indicated on plan.

                                    RESTROOMS

1. Install restrooms in northeast corner of Area 3; remove outside door. Add "hallway" to west side with recessed area for coffee bar.

                                  MISCELLANEOUS

1. Carpet throughout (except break-rooms, restrooms, janitor closets, vestibules, electrical rooms and wiring rooms).

2.       HVAC upgrade.

3.       Replace stained ceiling tiles; repair roof leaks.

4.       Remove sink on southeast wall of storage closet.

5. Ensure adequate electrical in northwest corner office for vending machines, microwaves; same in south break room.

6.       Ensure adequate electrical in training rooms (Areas 1 and 3).

7. Install driveway and sidewalk access to connect parking lot with that of adjacent property leased by Tenant at 22721 East Mission, Liberty Lake, Washington, which shall be completed on or before June 1, 2000.

8.       Level the southwest corner floor of Area 3.

9. Replace lighting/ballasts as necessary throughout with prismatic fixtures.

10. Complete parking area with asphalt and landscape on the un-developed lot on the east side of building and the north end of building per site plan, which shall be completed on or before June 1, 2000. The parties agree that the completion by June 1, 2000 of the seventeen parking spaces at the north end of the building (as described in Paragraph 2 of the lease as being situated on land to be leased or licensed from Spokane County) is subject to Landlord's timely receipt of a license of such property from Spokane County.

11. Move existing drinking fountain from wall adjacent to southwest restrooms to wall on new janitorial room per plan.

12.      Install one (1) awning over employee entrance.

                                    EXHIBIT D

                            CALCULATION OF BASIC RENT

START DATE         END DATE         RENTABLE         COST PER        NET RENT         CAM              MONTHLY
                                    SQUARE FEET      SQUARE FOOT                                       BASIC RENT
Apr-00             Apr-00           16,615           $8.00           $11,076.67       $1.55            $13,222.77
May-00             Jul-00           25,653           $8.00           $17,102.22       $1.55            $20,415.51
Aug-00             Sep-01           36,550           $8.00           $24,366.67       $1.55            $29,087.71
Oct-01             Mar-03           36,550           $8.24           $25,097.67       $1.55            $29,818.71
Apr-03             Sep-04           36,550           $8.49           $25,850.60       $1.55            $30,571.64
Oct-04             Mar-05           36,550           $8.74           $26,626.11       $1.55            $31,347.16

Cost per Square Foot includes 3% increase every 18 months.